As filed with the Securities and Exchange Commission on June 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI Consulting, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 12th Street NW Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN

(Adopted Effective as of June 7, 2017, as Amended Effective as of June 3, 2020)

(Full title of the plan)

Steven H. Gunby

President and Chief Executive Officer

FTI Consulting, Inc.

555 12th Street NW

Washington, D.C. 20004

(202) 312-9100

(Name and Address, including Zip Code, and

Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	145,000 Shares	$121.10	$17,559,500	$2,279.22

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (Adopted Effective as of June 7, 2017, as Amended Effective as of June 3, 2020) as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 29, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by FTI Consulting, Inc., a Maryland corporation (the “Company” or the “Registrant”), to register an additional 145,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), available and reserved for issuance under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (Adopted Effective as of June 7, 2017 (the “Plan”), as Amended by Amendment No. 1 Effective as of June 3, 2020 (the “Amendment,” and together with the Plan, the “2017 Plan”)). The Board of Directors of the Company approved the Amendment as of March 24, 2020, subject to the approval of the stockholders of the Company at the annual meeting of stockholders held on June 3, 2020. On June 3, 2020, the Amendment was approved by the Company’s stockholders at the annual meeting.

In accordance with General Instruction E to Form S-8, the contents of the Company’s (i) Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2017 (File No. 333-218558) registering (i) 850,000 shares of Common Stock issuable under the Plan, plus (ii) shares that may become available for issuance, from time to time, under the Plan in the event that any award or portion of an award under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, amended and restated effective as of June 3, 2015, as amended from time to time, the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time-to-time, and the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time-to-time, expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an award on and after June 7, 2017, is hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth therein or herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 25, 2020;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 30, 2020;

(3)	the Registrant’s Current Report on Form 8-K dated January 9, 2020 filed with the SEC on January 13, 2020 and Current Report on Form 8-K dated February 25, 2020 filed with the SEC on February 26, 2020;

(4)	the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 16, 2020, that are incorporated by reference into Part III of the Annual Report; and

(5)

the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on April 30, 1996, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The legality of the Common Stock of the Company to be available for issuance under the Amendment has been passed upon by Curtis P. Lu, General Counsel of the Company. Mr. Lu is a full-time employee of the Registrant, owns shares of Common Stock of the Registrant and is eligible to participate in stock-based employee benefit plans, including the 2017 Plan.

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index are filed herewith or incorporated herein by reference to other filings.

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of FTI Consulting, Inc., as amended and restated. (Filed with the Securities and Exchange Commission on May 23, 2003 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 21, 2003 and incorporated herein by reference.)

4.2	Articles of Amendment of FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.3	Bylaws of FTI Consulting, Inc., as amended and restated on June 1, 2011. (Filed with the Securities and Exchange Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.4	Amendment No. 1 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on December 16, 2013 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 13, 2013 and incorporated herein by reference.)

4.5	Amendment No. 2 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on September 22, 2014 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated September 17, 2014 and incorporated herein by reference.)

5.1*	Opinion of In-House General Counsel of FTI Consulting, Inc.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of In-House General Counsel (set forth in the opinion filed herewith as Exhibit 5.1).

24.1*	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1‡	FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (Effective as of June 7, 2017). (Included as Appendix A to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2017 and incorporated herein by reference.)

99.2‡	Amendment No. 1 to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan Effective as of June 3, 2020 (Filed as Appendix B to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2020 and incorporated herein by reference.)

‡	Compensation Plan
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 3rd day of June 2020.

FTI CONSULTING, INC.

By:	/S/ STEVEN H. GUNBY
Steven H. Gunby
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that Curtis P. Lu has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments, supplements or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

SIGNATURE	TITLE	DATE

/S/ STEVEN H. GUNBY	President and Chief Executive Officer and a Director (Principal Executive Officer)	June 3, 2020
Steven H. Gunby

/S/ AJAY SABHERWAL	Chief Financial Officer (Principal Financial Officer)	June 3, 2020
Ajay Sabherwal

/S/ BRENDAN KEATING	Chief Accounting Officer and Controller (Principal Accounting Officer)	June 3, 2020
Brendan Keating

/S/ GERARD E. HOLTHAUS	Director and Chairman of the Board	June 3, 2020
Gerard E. Holthaus

/S/ BRENDA J. BACON	Director	June 3, 2020
Brenda J. Bacon

/S/ MARK S. BARTLETT	Director	June 3, 2020
Mark S. Bartlett

/S/ CLAUDIO COSTAMAGNA	Director	June 3, 2020
Claudio Costamagna

/S/ VERNON ELLIS	Director	June 3, 2020
Vernon Ellis

/S/ NICHOLAS C. FANANDAKIS	Director	June 3, 2020
Nicholas C. Fanandakis

/S/ LAUREEN E. SEEGER	Director	June 3, 2020
Laureen E. Seeger

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